PRECISION OPTICS CORPORATION 22 EAST BROADWAY GARDNER, MASSACHUSETTS 01440-3338 Telephone 978 / 630-1800 Telefax 978 / 630-1487

POC:25-0001

NEWS RELEASE

FOR IMMEDIATE RELEASE	Thursday, January 20, 2005

PRECISION OPTICS CORPORATION ANNOUNCES
SECOND QUARTER RESULTS

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (Nasdaq: POCI) today announced operating results on an unaudited basis for the second quarter of fiscal year 2005 ended December 31, 2004.

Second Quarter Operating Results
Revenues - For the quarter ended December 31, 2004, revenues were $397,522 compared to $226,884 for the same period last year, an increase of 75.2%. Revenues in the quarter increased 50.7% from the preceding quarter ended September 30, 2004.

Net Loss - For the quarter ended December 31, 2004, net loss was $820,879, or $0.12 per share, an improvement of $197,911, from the net loss of $1,018,790, or $0.58 per share, for the same period last year. The weighted average common shares outstanding for the quarters ended December 31, 2004 and 2003 were 7,008,212 and 1,752,053, respectively.

Six Months Operating Results
Revenues - For the six months ended December 31, 2004, revenues were $661,332 compared to $865,690 for the same period last year, a decrease of 23.6%.

Net Loss - For the six months ended December 31, 2004, net loss was $1,754,337, or $0.27 per share, an increase of $99,098 compared to the net loss of $1,655,239, or $0.94 per share, for the six months ended December 31, 2003. The weighted average common shares outstanding for the six months ended December 31, 2004 and 2003 were 6,494,022 and 1,752,053, respectively.

Cash Flow and Expenditures
For the quarter ended December 31, 2004, the Company’s cash used in operating activities was $753,564, approximately the same level as the previous quarter ended September 30, 2004. Cash disbursements during the quarter ended December 31, 2004 included $125,414 for certain payments occurring only during the second quarter each year, such as annual insurance premiums and costs associated with preparation of annual reports and stockholder proxy materials.

Capital equipment expenditures for the six months ended December 31, 2004 were $26,039, down 18.0% from the previous period in 2003. Future capital expenditures will depend on future sales and the success of ongoing research and development efforts.

For the quarter ended December 31, 2004, research and development expenses were $223,069, down 33.2% from $334,106 a year earlier. The decrease reflects a shift in certain resources to customer-sponsored development efforts in the quarter (the costs of which are included in cost of goods sold), resulting in initial shipments of new products to several customers, as explained below. The level of future quarterly R&D expenses will ultimately depend on the Company’s assessment of new product opportunities.

Precision Optics Corporation—Second Quarter Results	Page 2 of 4

Customer Relationships
During the quarter and six months ended December 31, 2004, the Company’s revenues included initial shipments to several new customers of optical lenses and instruments which utilize the Company’s patent-pending micro-precision lensTM technology for applications which encompass a variety of innovative techniques involving minimally invasive surgery. The Company also delivered prototypes to a new customer of specialized lens systems for use in advanced night vision applications and provided thin film coatings to two other new customers for use in environmental monitoring and advanced laser instrumentation applications. These new initiatives accounted for approximately 23% and 15% of total Company revenues in the quarter and six months ended December 31, 2004, respectively.

Outlook
The Company expects its recent pattern of quarter-to-quarter revenue fluctuations to continue, due to the uncertain timing of orders from customers and their size in relation to total revenues. The Company continues to move forward with new products and technical innovations, in particular, the development of a new prototype 2.7 mm endoscope, and new instruments utilizing the Company’s new micro-precisionTM lens technology (patent pending) for endoscopes under 1 mm. The Company continues to explore potential applications of single-molecule technology and nanotechnology, as well as potential near-term applications of the Company’s existing technologies in non-medical markets.

About Precision Optics

Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality optical thin film coatings, medical instruments, and other advanced optical systems. The Company’s medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures.

The Company is currently developing specialty instruments incorporating its patent-pending LENSLOCKTM technology which ensures lower cost, easier repairability and enhanced durability as well as ultra-small instruments (some with lenses less than one millimeter in diameter) utilizing patent-pending micro-precisionTM lens technology. The Company is also exploring new initiatives in single-molecule technology and nanotechnology for biomedical and other applications.

Precision Optics Corporation is certified to the ISO 9001 Quality Standard, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company’s Internet Website is www.poci.com.

Precision Optics Corporation—Second Quarter Results	Page 3 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED
DECEMBER 31, 2004 AND 2003
(UNAUDITED)

Three Months Ended December 31,		Six Months Ended December 31,
2004	2003	2004	2003

REVENUES	$397,522	$226,884	$661,332	$865,690
COST OF GOODS SOLD	572,940	461,525	928,955	1,047,788
Gross Profit (Loss)	(175,418)	(234,641)	(267,623)	(182,098)
RESEARCH and DEVELOPMENT	223,069	334,106	579,475	601,176
SELLING, GENERAL and ADMINISTRATIVE EXPENSES	436,727	454,328	934,166	883,658
Total Operating Expenses	659,796	788,434	1,513,641	1,484,834
Operating Loss	(835,214)	(1,023,075)	(1,781,264)	(1,666,932)
INTEREST INCOME	14,335	4,288	26,927	11,742
INTEREST EXPENSE	-	(3)	-	(49)
Net Loss	$(820,879)	$(1,018,790)	$(1,754,337)	$(1,655,239)
Basic and Diluted Loss Per Share	$(0.12)	$(0.58)	$(0.27)	$(0.94)
Weighted Average Common Shares Outstanding	7,008,212	1,752,053	6,494,022	1,752,053

Precision Optics Corporation—Second Quarter Results	Page 4 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
ASSETS

	December 31, 2004	June 30, 2004
CURRENT ASSETS
Cash and Cash Equivalents	$3,897,031	$343,260
Accounts Receivable, Net	148,031	80,195
Inventories	732,921	917,998
Prepaid Expenses	117,348	80,646
Deferred Financing Costs	-	171,885
Total Current Assets	4,895,331	1,593,984
PROPERTY AND EQUIPMENT	4,225,874	4,199,835
Less: Accumulated Depreciation	(4,005,489)	(3,920,593)
Net Property and Equipment	220,385	279,242
OTHER ASSETS	210,902	224,088
TOTAL ASSETS	$5,326,618	$2,097,314
LIABILITIES AND STOCKHOLDERS' EQUITY
TOTAL CURRENT LIABILITIES	$543,000	$593,342

STOCKHOLDERS' EQUITY
Common Stock, $.01 par value-
Authorized -- 20,000,000 shares
Issued and Outstanding - 7,008,212 shares
at December 31, 2004 and 1,752,053
shares at June 30, 2004	70,082	17,521
Additional Paid-in Capital	32,751,597	27,770,175
Accumulated Deficit	(28,038,061)	(26,283,724)
Total Stockholders' Equity	4,783,618	1,503,972
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,326,618	$2,097,314

Forward-looking statements contained in this news release, including those related to the Company’s products under development and revenue estimates, are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company’s control, include, but are not limited to, the uncertainty and timing of the successful development of the Company’s new products; the risks associated with reliance on a few key customers; the Company’s ability to maintain compliance with requirements for continued listing on the NASDAQ SmallCap Market; the Company’s ability to attract and retain personnel with the necessary scientific and technical skills; the timing and completion of significant orders; the timing and amount of the Company’s research and development expenditures; the timing and level of market acceptance of customers’ products for which the Company supplies components; performance of the Company’s vendors; the ability of the Company to control costs associated with performance under fixed price contracts; the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004.

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